Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

ARS Networks, Incorporated
1207 Delaware Avenue, Suite 410
Buffalo, New York, 14209

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 30, 2002, relating to the consolidated financial statements of ARS Networks, Incorporated and Subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2002.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Lougen, Valenti, Bookbinder & Weintraub, LLP

Lougen, Valenti, Bookbinder & Weintraub, LLP
Amherst, New York
February 3, 2004